Exhibit (d) (1) (iv)

FORM OF

AMENDMENT NO. 2

TO THE

INVESTMENT MANAGEMENT AGREEMENT

AMENDMENT NO. 2 to the Investment Management Agreement (“Amendment No. 2”), effective as of [            , 2013] between AXA Premier VIP Trust, a Delaware statutory trust (“Trust”), and AXA Equitable Funds Management Group, LLC, a limited liability corporation organized in the State of Delaware (“FMG LLC” or “Manager”).

The Trust and FMG LLC agree to modify and amend the Investment Management Agreement, dated as of May 1, 2011 between the Trust and Manager (the “Agreement”), as follows:

1. New Portfolios. The Trust hereby appoints FMG LLC as the investment manager of the following Portfolios on the terms and conditions contained in the Agreement:

Charter Fixed Income Portfolio

Charter Conservative Portfolio

Charter Moderate Portfolio

Charter Moderate Growth Portfolio

Charter Growth Portfolio

Charter Aggressive Growth Portfolio

Charter Equity Portfolio

Charter International Conservative Portfolio

Charter International Moderate Portfolio

Charter International Growth Portfolio

Charter Income Strategies Portfolio

Charter Interest Rate Strategies Portfolio

Charter Real Assets Portfolio

Charter Multi Alternative 100 Conservative Portfolio

Charter Multi Alternative 100 Moderate Portfolio

Charter Multi Alternative 100 Growth Portfolio

Target 2055 Allocation Portfolio

2. Appendix A. Appendix A to the Agreement, which sets forth the Allocation Portfolios of the Trust for which FMG LLC is appointed investment manager is hereby replaced in its entirety by Appendix A attached hereto.

3. Ratification. Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 2 as of the date first set forth above.

AXA EQUITABLE FUNDS MANAGEMENT GROUP, LLC		AXA PREMIER VIP TRUST

By:		By:
	Steven M. Joenk		Brian Walsh
	Chairman, Chief Executive Officer, and President		Chief Financial Officer and Treasurer

APPENDIX A

TO THE

INVESTMENT MANAGEMENT AGREEMENT

Portfolios

	(as percentage of daily net assets)
Portfolio	First $10 Billion	Next $3 Billion	Thereafter
AXA Conservative Allocation	0.100%	0.095%	0.090%
AXA Conservative-Plus Allocation	0.100%	0.095%	0.090%
AXA Moderate Allocation	0.100%	0.095%	0.090%
AXA Moderate-Plus Allocation	0.100%	0.095%	0.090%
AXA Aggressive Allocation	0.100%	0.095%	0.090%

Charter Fixed Income Portfolio
Charter Conservative Portfolio
Charter Moderate Portfolio
Charter Moderate Growth Portfolio
Charter Growth Portfolio
Charter Aggressive Growth Portfolio
Charter Equity Portfolio
Charter International Conservative Portfolio
Charter International Moderate Portfolio
Charter International Growth Portfolio
Charter Income Strategies Portfolio
Charter Interest Rate Strategies Portfolio
Charter Real Assets Portfolio
Charter Multi Alternative 100 Conservative Portfolio
Charter Multi Alternative 100 Moderate Portfolio
Charter Multi Alternative 100 Growth Portfolio
Target 2015 Allocation	0.10% of the Portfolio’s average daily net assets
Target 2025 Allocation	0.10% of the Portfolio’s average daily net assets
Target 2035 Allocation	0.10% of the Portfolio’s average daily net assets
Target 2045 Allocation	0.10% of the Portfolio’s average daily net assets
Target 2055 Allocation